                                                                     EXHIBIT 2.1

                    MEMBERSHIP INTEREST PURCHASE AGREEMENT
                    --------------------------------------

     THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement") is dated as of March 29, 1999 between SALON INTERNET, INC., a California corporation (the "Buyer"), and WHOLE EARTH LECTRONIC LINK, INC., a California corporation ("Whole Earth"), and Bruce R. Katz ("Katz," and together with Whole Earth, the "Sellers").

                                R E C I T A L S
                                ---------------

     A. The Sellers own directly, beneficially and of record, 100% of the issued and outstanding membership interests (the "Units") of The WELL, a California limited liability company (the "Company").

     B. The Buyer desires to acquire the Units from the Sellers, and the Sellers desire to sell the Units to the Buyer, all upon the terms and subject to the conditions set forth in this Agreement.

                               A G R E E M E N T
                               -----------------

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement and for other valuable consideration the Buyer and the Sellers agree as follows:

                                  ARTICLE ONE


                           TERMS OF THE TRANSACTION

SECTION 1.1.  SALE AND PURCHASE.
              -----------------

     The Sellers, on the Closing Date (as defined in Section 1.4 below), shall sell to the Buyer the number of Units set forth opposite each Seller's name below:

     Name                Units
     ----                -----

     Whole Earth:      1,500,000

     Katz:                10,000

SECTION 1.2.  PURCHASE PRICE.
              --------------

     Subject to adjustment as set forth in Section 1.3 hereof, the Buyer, on the Closing Date, shall deliver to the Sellers, in payment of the purchase price (the "Purchase Price") for the Units, certificates representing an aggregate of 684,412 shares (the "Shares") of Series C Preferred Stock of Seller (the "Series C Preferred Stock"), payable as follows: to Whole Earth 611,891 Shares, to Katz 4,079 Shares, and deposited with U.S. Bank, as escrow agent (the "Escrow Agent"), 68,442 Shares (the "Escrow Amount"). The Escrow Amount shall be held in escrow in accordance with the terms of this Agreement and the escrow agreement to be entered into among the Escrow Agent, Buyer and Sellers in the form attached as Exhibit A hereto (the "Escrow Agreement").
            ---------

SECTION 1.3.  PURCHASE PRICE ADJUSTMENTS.
              ---------------------------

     (a) On the Closing Date, the Sellers shall deliver a balance sheet, which conforms to the requirements of Section 2.7(b) hereof, as of a date no earlier than three business days before the Closing Date (the "Closing Balance Sheet"). In the event that the Company's total members' equity as of the date of the Closing Balance Sheet is less than the Company's total members' equity as of the Balance Sheet Date (as defined in Section 2.7(a) hereof), then the Purchase Price shall be reduced by the number of shares of Series C Preferred Stock which is equal to the quotient of (i) the difference between the Company's total members' equity as of the Balance Sheet Date and the Company's total members' equity as of the date of the Closing Balance Sheet, divided by (ii) $2.63 per share, rounded to the nearest whole share (the "Adjusted Purchase Price"). In the event of any adjustment pursuant to this Section 1.3, the Escrow Amount and the number of Shares to be received by each Seller shall be reduced proportionately.

     (b) In the event that the Buyer does not effectuate, (1) prior to an underwritten registered initial public offering of Buyer Common Stock, (2) prior to a merger or consolidation of the Buyer in which the Buyer shall not survive and in which the shareholders of the Buyer do not own a majority of the Buyer's outstanding stock following such merger or consolidation, (3) prior to the sale of all or substantially all of the assets of the Buyer, or (4) within ninety
(90) days of the Closing Date, a stock split, stock dividend or similar event of recapitalization exclusively with respect to its outstanding shares of Series C Preferred Stock in connection with the issuance of additional shares of Series C Preferred Stock (the "Financing Shares") in an equity financing to raise at least $5,000,000 in working capital (a "Recapitalization Event") so that, following such Recapitalization Event, each holder of Series C Preferred Stock prior to such Recapitalization Event holds at least 1.35 times the number of shares of Series C Preferred Stock following such Recapitalization Event (having a liquidation price and conversion price equal to the liquidation price and conversion price of the Financing Shares), then the Purchase Price (or Adjusted Purchase Price, as the case may be) shall be increased by 76,044 shares of Series C Preferred Stock (the "Additional Shares"). The Company shall issue the Additional Shares to the Sellers and Escrow Agent in the same proportion as set forth in Section 1.2 hereof.

SECTION 1.4.  THE CLOSING.
              -----------

     The closing of the purchase and sale of the Shares (the "Closing") shall be held at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, CA 94301, or at such other place as the parties may agree upon, on March 25, 1999, or on such other date as the parties may agree upon.

SECTION 1.5.  FURTHER ASSURANCES.
              ------------------

     The Buyer and the Sellers, at their sole cost and expense, will do such further acts and execute and deliver such further documents regarding their obligations hereunder as may be required solely for the purpose of accomplishing the purposes of this Agreement.

                                  ARTICLE TWO


                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Each of the Sellers, jointly and severally, represents and warrants to the Buyer (except as set forth on the Schedule of Exceptions attached hereto as Exhibit B (the "Sellers' Schedule of Exceptions"), which exceptions shall be
---------
deemed to be representations and warranties as if made hereunder) as follows:

SECTION 2.1.  POWER AND CAPACITY.
              ------------------

     Whole Earth is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Such Seller has all requisite power and legal capacity to execute and deliver this Agreement, to perform Seller's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Seller, constitutes the valid and binding agreement of such Seller and is enforceable against such Seller in accordance with its terms. This Agreement has been duly authorized by the members of the Company.


SECTION 2.2.  THE UNITS.
              ----------

     Each Seller is the beneficial and record owner of the number of Units set forth opposite such Seller's name in Section 1.1. The Units are held by the Sellers as record owners thereof, free and clear of all liens, charges, encumbrances, equities and claims whatsoever (other than encumbrances created by this Agreement) and are not subject to any restriction with respect to their transferability (other than restrictions on transfer under applicable federal and state securities laws). No third party has grounds for any claims against the Units, the Company or the Sellers with respect to the transactions contemplated hereby.

SECTION 2.3.  CONFLICTING INSTRUMENTS; CONSENTS.
              ---------------------------------

     (a) The execution and delivery by each Seller of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the articles of organization or the operating agreement of the Company (or the articles of incorporation or bylaws of Whole Earth), or result in the creation of any lien, security interest, charge or encumbrance upon the Units (other than encumbrances created by this Agreement) or any of the assets or properties of the Company under, conflict with or result in a breach of, create an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or give any third party the right to accelerate any obligation under, any order, award, judgment or decree to which the Company is a party or by which the Company or any assets or properties of the Company are bound or any Company Contract (as defined in Section 2.13).

     (b) The execution and delivery by each Seller of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in a violation of, or require any authorization, approval, consent or other action by, or registration, declaration or filing with or notice to, any court or administrative or governmental body pursuant to, any statute, law, rule, regulation or ordinance applicable to the Company or such Seller. There is no pending action, suit, proceeding or, to the knowledge of such Seller, investigation before or by any court or governmental body or agency to restrain or prevent the consummation of the transactions contemplated by this Agreement.

SECTION 2.4.  ORGANIZATION AND AUTHORITY.
              --------------------------

     (a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite power and authority to own or lease and operate its properties and assets and to carry on its business as now conducted.

     (b) The articles of organization and the operating agreement and all amendments thereto, and the minute books and membership unit transfer records of the Company furnished to the Buyer for review are accurate and complete.

SECTION 2.5.  SUBSIDIARIES.
              ------------

     The Company does not own, either directly or indirectly, any capital stock or other equity interests of any corporation, partnership, limited liability company, joint venture or other entity.

SECTION 2.6.  CAPITALIZATION.
              --------------

     The Company has 1,510,000 Units issued and outstanding, all of which have been duly authorized and validly issued, are fully paid and non-assessable and were issued by the Company in compliance with all applicable federal and state securities laws, rules and regulations. There is no outstanding or authorized option, subscription, warrant, call, right, commitment or other agreement of any character obligating the Company to sell or issue any additional membership interests or any other securities convertible into or exercisable for or evidencing the right to subscribe for any membership interests.

SECTION 2.7.  FINANCIAL STATEMENTS.
              --------------------

     (a) The Sellers have furnished the Buyer with copies of the audited financial statements of the Company for the fiscal year ended December 31, 1998, including a balance sheet as at December 31, 1998 (the "Balance Sheet" and such date, the "Balance Sheet Date"), and the related statement of income for the twelve-month period then ended (collectively, the "Financial Statements").

     (b) The Financial Statements: (i) are correct and complete in all material respects and have been prepared in accordance with the books and records of the Company; (ii) have been prepared in accordance with generally accepted accounting principles ("GAAP"); (iii) reflect and provide adequate reserves in respect of all known liabilities of the Company as of such date; and (iv) present fairly the financial condition of the Company at such date and the results of its operations for the fiscal period then ended. The Company maintains a standard system of accounting established and administered in accordance with GAAP.

SECTION 2.8.  REAL PROPERTY.
              -------------

     The Company does not own any real property.  Section 2.8 of the Sellers'
                                                  -----------
Schedule of Exceptions lists a description of each lease of real property under which the Company is a sub-lessee (the "Leased Property") and, to the knowledge of such Seller, holds valid leasehold interest free and clear of any liens, claims or encumbrances created by the Company. No breach or event of default on the part of the Company and no event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default, has occurred and is continuing unremedied that could reasonably be expected to have a material adverse affect on the business, prospects, condition, affairs or operations of the Company or on its properties or assets (a "Company Material Adverse Effect").

SECTION 2.9.  PERSONAL PROPERTY AND INTELLECTUAL PROPERTY.
              -------------------------------------------

     (a) Except as described in subsection (b) hereof, the Company owns all personal property reflected on the Balance Sheet and all personal property acquired by the Company since the date of the Balance Sheet (except such personal property as has been disposed of in the ordinary course of business), free and clear of any liens, security interests, charges or encumbrances created by the Company ("Liens"), except for (i) Liens for property taxes not yet due and payable and (ii) Liens that, either individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.


     (b) The Company owns and possesses or is licensed under all patents, patent applications, licenses, trademarks, trade names, brand names, trade secrets, inventions and copyrights employed in the operation of its business as now conducted and as proposed to be conducted by the Company, with no infringement of or conflict with the rights of others respecting any of the same. To the knowledge of such Seller, the operation of the Company's business as now conducted or as proposed to be conducted by the Company does not infringe any patent, copyright, trade secret or other proprietary rights of any third parties. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to patents, patent applications, licenses, trademarks, trade names, brand names, inventions, proprietary rights and copyrights of any other person or entity. The Company is not obligated to make any payments by way of royalties, fees or otherwise to any owner, licensor of, or other claimant to any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business, or otherwise. The Company has not received any communications alleging that it has violated or, by conducting its business as proposed by the Company, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is such Seller aware of any basis for the foregoing. There are no agreements, understandings, instruments, contracts, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which involve indemnification by the Company with respect to infringements of proprietary rights.

SECTION 2.10.  EMPLOYEE AND LABOR MATTERS.
               --------------------------

     (a) Set forth in Section 2.10 of the Sellers' Schedule of Exceptions is a
                      ------------
true and complete list of: (i) the name of each person employed by the Company, the title or job classification of each such person and the current rate of compensation of each such person; (ii) the name of each person, if any, holding tax or other powers of attorney from the Company and a summary of the terms thereof; and (iii) the name of each director and officer of the Company.

     (b) Set forth in Section 2.10 of the Sellers' Schedule of Exceptions is a
                      ------------
true and complete list of each current employment contract and consulting agreement entered into by the Company, or by which the Company is bound, and each deferred compensation, bonus, incentive compensation, savings, severance or termination pay agreement or plan and any other employee benefit plan, agreement, arrangement or commitment, whether formal or informal, not required to be listed in Section 2.11 of the Sellers' Schedule of Exceptions, maintained,
                ------------
entered into or contributed to by the Company for the benefit of any current or former director, officer or employee of the Company (the "Non-ERISA Plans").
The Sellers have delivered to the Buyer true and correct copies of each such Non-ERISA Plan. The Company is not in default under any such Non-ERISA Plan.

     (c) The Company is not a party to any contract or collective bargaining agreement with any labor organization.

     (d) All obligations of the Company for unemployment compensation benefits, pension benefits, salaries, wages, bonuses, sick leave, vacation and other forms of compensation payable to the officers, directors and other employees and independent contractors of the Company through the Balance Sheet Date have been paid or adequate accruals therefore have been made in the Balance Sheet.

     (e) There is no controversy pending between the Company and any of its employees that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect, and no complaint is pending against the Company before the National Labor Relations Board or any state or local agency.

     (f) Each employee of the Company has executed an agreement regarding confidentiality and proprietary information, the form of which has been provided to special counsel to the Buyer. To the knowledge of such Seller, none of the Company's employees is in violation thereof. To the knowledge of such Seller, the employees of the Company are not obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted or as proposed to be conducted by the Company or that would prevent any such employee from assigning inventions to the Company. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as proposed to be conducted by the Company, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company and such Seller do not believe that it is or will be necessary for the Company to utilize any inventions of any of its employees made prior to their employment by the Company.

SECTION 2.11.  ERISA PLANS.
               -----------

     (a) Set forth in Section 2.11 of the Sellers' Schedule of Exceptions is a
                      ------------
complete list of each employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (collectively referred to as the "ERISA Plans") established, maintained or contributed to by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate has an obligation to contribute amounts. As used herein, the term "ERISA Affiliate" means a corporation which is a member of a controlled group of corporations with the Company within the meaning of Section 414(b) of the Internal Revenue Code of 1986 (the "Code"), a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) which is under common control with the Company within the meaning of Section 414(c) of the Code, or a member of an affiliated service group with the Company within the meaning of Section 414(m) or Section 414(o) of the Code.

     (b) Full payment has been made of all amounts that the Company is required under applicable law or any ERISA Plan to have paid as contributions to or benefits under any ERISA Plan as of the last day of the most recent fiscal year of such ERISA Plan ended prior to the date hereof. The Company has made adequate provision in accordance with GAAP for liabilities to meet current contributions or benefit payments.

     (c) A favorable determination has been issued by the IRS with respect to the qualified status of each of the ERISA Plans intended to be qualified under
Section 401(a) of the Code, and with respect to the tax exempt status under
Section 501(a) of the Code of any trust through which such ERISA Plans are funded and any trust or other entity established with respect to an ERISA Plan and intended to be qualified as a tax exempt organization under Section 501(c) of the Code. Nothing has occurred since the date of each such determination or recognition letter that would adversely affect such qualification or exemption.

SECTION 2.12.  COMPLIANCE AND LITIGATION.
               -------------------------

     (a) The Company has complied with all applicable federal, state, local or other governmental statutes, regulations, orders and restrictions in respect of the conduct of the Company's business and ownership of its properties, except for such failures to comply as, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. The Company has all federal, state and local franchises, licenses, permits and other governmental approvals necessary for the conduct of the Company's business and the ownership of its properties, except for such franchises, license, permits or governmental approvals as, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

     (b) There is no action, proceeding or investigation pending, or, to the knowledge of such Seller, threatened, against the Company or its officers, directors or members, or to the knowledge of such Seller, against employees of the Company (or, to the knowledge of such Seller, any basis therefor or threat thereof): (1) which could reasonably be expected to result, either individually or in the aggregate, in (a) any material adverse change in the business, prospects, conditions, affairs or operations of the Company or in any of its properties or assets, or (b) any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted by the Company, or (c) any material liability on the part of the Company; or (2) which questions the validity of this Agreement, or any action taken or to be taken in connection herewith, including in each case, without limitation, actions pending or threatened involving the prior employment of any of the Company's employees, the use in connection with the Company's business of any information or techniques allegedly proprietary to any of the former employers of such employees or their obligations under any agreements with prior employers. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

SECTION 2.13.  MATERIAL CONTRACTS.
               ------------------

     (a) Set forth in Section 2.13 of the Sellers' Schedule of Exceptions is a
                      ------------
list of any of the following written or oral agreements or arrangements to which the Company is a party: (i) consulting agreements for the employment of any officer, employee or other person on a full-time, part-time or consulting basis;
(ii) loans, credit agreements or other agreements relating to the borrowing or lending of money by the Company; or (iii) licensing, development, joint venture or similar agreements relating to intellectual property under which the Company is the licensor or licensee or is entitled to receive or required to pay royalties; or (iv) agreements calling for annual payments in excess of Ten Thousand Dollars ($10,000).

     (b) The Company is not in breach of or in default under its material obligations under any of the agreements or arrangements set forth in Section
                                                                     -------
2.13 of the Sellers' Schedule of Exceptions (collectively, the "Company
----
Contracts"), and no event has occurred that, with the giving of notice or lapse of time or both, would constitute such a breach or default, which, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect. The Sellers have furnished the Buyer with a true and complete copy of all written Company Contracts and with accurate descriptions of all oral Company Contracts.

SECTION 2.14.  CONDUCT OF BUSINESS.
               -------------------

     Since the Balance Sheet Date the Company has conducted its business in the ordinary course, has maintained its assets and properties in at least as good order and condition as existed on the Balance Sheet Date (other than wear as may be accounted for by normal use) and as is necessary to continue to conduct it business and has not:

     (a) incurred any obligation or liability (absolute, accrued, contingent or other), except in the ordinary course of business or in connection with the performance of this Agreement, none of which individually or in the aggregate could reasonably be expected to have a Company Material Adverse Effect;

     (b) discharged or satisfied any lien or encumbrance, or paid or satisfied any obligation or liability (absolute, accrued, contingent or other), other than liabilities reflected on the Balance Sheet or incurred since the Balance Sheet Date in the ordinary course of business;

     (c) mortgaged, pledged or subjected to any lien or encumbrance any of the assets or properties of the Company;

     (d) sold, assigned or transferred any assets or property, or canceled any debt or claim or waived any right under any Company Contract, other than in the ordinary course of business;

     (e) made any capital expenditures in excess of $10,000 in each instance;

     (f) made any loan to, or incurred any indebtedness from, any director, officer or member, declared, set aside or paid to any member any distribution in respect of its membership interests, or redeemed or repurchased any of its membership interests;

     (g) paid any commission, salary or bonus to any director, officer or member, other than the payment of wages or salaries or other amounts owed in the ordinary course of business;

     (h) experienced any damage, destruction or loss (whether or not covered by insurance) affecting the assets, properties or business which could reasonably be expected to have a Company Material Adverse Effect;

     (i) reclassified or changed in any manner the outstanding membership interests of the Company or issued or agreed to issue any membership interest in the Company; or

     (j) incurred any material adverse change in its financial condition or assets.

SECTION 2.15.  TAX MATTERS.
               -----------

     (a) The Company has timely filed, or will have timely filed, all tax returns and tax reports required to be filed by it prior to the Closing Date under applicable federal, state and local tax laws and has timely paid all taxes, assessments, fees and other governmental charges for periods prior to the Closing Date shown due on such tax returns.

     (b) The Company does not have any tax liability for periods ending on or prior to the Balance Sheet Date for which an adequate tax reserve has not been established on the Balance Sheet. Without limiting the foregoing, the books and records of the Company include adequate provision for all taxes, assessments, fees and other governmental charges that have been or may in the future be assessed against the Company for all periods ending prior to the Closing Date, and the Company is not, and will not be as of the Closing Date, liable for taxes, assessments, fees and other governmental charges for which the Company has not made adequate provision in its books and records.

     (c) Set forth in Section 2.15 of the Sellers' Schedule of Exceptions is a
                      ------------
true and complete list of tax returns filed by the Company pursuant to applicable federal, state or local tax laws that have been examined or audited by the IRS or other appropriate taxing authority during the preceding seven years. All deficiencies proposed as a result of such examinations or audits have been paid or finally settled or are being challenged in good faith by appropriate proceedings. The results of any settlement and the necessary adjustments resulting therefrom properly are reflected in the Balance Sheet. There is no tax examination or audit of the Company by any taxing authority currently pending. There is no outstanding agreement or waiver made by or on behalf of the Company for the extension of time for any applicable statute of limitations and the Company has not requested any extension of time in which to file any tax return.

SECTION 2.16.  ABSENCE OF UNDISCLOSED LIABILITIES.
               ----------------------------------

     The Company does not have any indebtedness or liability, whether accrued, fixed or contingent, other than (a) liabilities reflected in the Balance Sheet,
(b) liabilities incurred in the ordinary course of business of the Company consistent with past practice subsequent to the Balance Sheet Date, none of which, individual or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect, (c) liabilities to be reflected in the Closing Balance Sheet and (d) liabilities set forth in the Sellers' Schedule of Exceptions.

SECTION 2.17.  INSURANCE.
               ---------

     The Company has in full force and effect fire and casualty insurance policies, and insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated. Set forth in Section 2.17 of the Sellers'
                                             ------------
Schedule of Exceptions is a true and complete list and description of all policies of property, casualty, general business and other insurance covering for the Company. There is no claim, action, suit or proceeding arising out of or based upon any of such policies of insurance, and to the knowledge of such Seller no basis for any such claim, action, suit or proceeding exists.

SECTION 2.18.  BANK ACCOUNTS.
               -------------

     Set forth in Section 2.18 of the Sellers' Schedule of Exceptions is a true
                  ------------
and complete list of all bank accounts of the Company, including the name and address of each bank, the account numbers and the authorized signatories.

SECTION 2.19.  TRANSACTIONS WITH RELATED PARTIES.
               ---------------------------------

     Set forth in Section 2.19 of the Sellers' Schedule of Exceptions is a true
                  ------------
and complete list or description of all notes, advances or accounts (other than commission, salary, bonus reimbursements and other payments made by the Company in the normal course of business) receivable or payable by the Company from or to any director, officer, employee or member of the Company or any of their affiliates, as well as all agreements or arrangements under which the Company receives goods or services from any such persons. Since the Balance Sheet Date, the Company has not incurred any obligation or liability to, or become a creditor of any unit holder or former unit holder of the Company or any relative or affiliate of any unit holder or former unit holder of the Company.

SECTION 2.20  INVESTMENT INTENT.

     The Shares and, the Shares of Common Stock issuable upon conversion thereof are being acquired for the Seller's account, for investment and not with a view to, or resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended or California law.

SECTION 2.21. BROKERS AND FINDERS.
              -------------------

     Neither the Sellers nor the Company has retained any broker or finder in connection with the transactions contemplated by this Agreement.

SECTION 2.22  DISCLOSURE.
              ----------

     No representation or warranty by the Sellers in this Agreement, or in any document or certificate furnished or to be furnished to the Buyer pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein and therein, in the light of the circumstances under which they were made, not misleading. The Company has fully provided the Buyer with all the information which the Buyer has requested for deciding whether to purchase the Units.

                                 ARTICLE THREE


                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents, warrants and covenants to each of the Sellers (except as set forth on the Schedule of Exceptions attached hereto as Exhibit C (the
                                                              ---------
"Buyer's Schedule of Exceptions"), which exceptions shall be deemed to be representations and warranties as if made hereunder) as follows:

SECTION 3.1.  ORGANIZATION AND STANDING.
              -------------------------

     The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Buyer is qualified or licensed to do business as a foreign corporation in all jurisdictions where such qualification or licensing is required, except where the failure to so qualify could reasonably be expected to have a material adverse effect on the business, prospects, condition, affairs or operations of the Buyer or on its properties or assets (a "Buyer Material Adverse Effect").

SECTION 3.2.  CORPORATE POWER.
              ---------------

     The Buyer has now, or will have at the Closing Date, all requisite corporate power necessary for the authorization, execution and delivery of this Agreement. This Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

SECTION 3.3.  SUBSIDIARIES.
              ------------

     The Buyer does not control, directly or indirectly, any other corporation, association or business entity.

SECTION 3.4.  CAPITALIZATION.
              --------------

     The authorized capital stock of the Buyer is 25,000,000 shares of Common Stock and 20,435,000 shares of Preferred Stock, of which 5,017,500 have been designated Series A Preferred Stock, 5,017,500 have been designated Series A-1 Preferred Stock, 2,200,000 have been designated Series B Preferred Stock, 2,200,000 have been designated Series B-1 Preferred Stock, 3,000,000 have been designated Series C Preferred Stock and 3,000,000 have been designated Series C-1 Preferred Stock. There are issued and outstanding 791,667 shares of the Buyer's Common Stock, 5,000,000 shares of Series A Preferred Stock, no shares of Series A-1 Preferred Stock, 1,898,733 shares of Series B Preferred Stock, no shares of Series B-1 Preferred Stock, 1,330,798 shares of Series C Preferred Stock and no shares of Series C-1 Preferred Stock. The holders of record of the presently issued and outstanding Common Stock, options to purchase Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock immediately prior to the Closing are as set forth in Section 3.4 of the Buyer's
                                                     -----------
Schedule of Exceptions ("Shareholder and Optionholder List"). All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The holders of any and all rights, options, warrants or conversion rights to purchase or acquire from the Buyer any of its capital stock, along with the number of shares of capital stock issuable upon exercise of such rights, are set forth in Section 3.4 of the
                                                              -----------
Buyer's Schedule of Exceptions. The Buyer has reserved at least 5,017,500 shares of Common Stock for issuance upon conversion of the Series A and Series A-1 Preferred Stock, 2,200,000 shares of Common Stock for issuance upon conversion of the Series B and Series B-1 Preferred Stock, 3,000,000 shares of Common Stock for issuance upon conversion of the Series C and Series C-1 Preferred Stock, and 3,750,000 shares of Common Stock for future issuance to employees, consultants, officers or directors upon exercise of options granted or to be granted under stock or other option plans or arrangements approved by the Buyer's Board of Directors. Except for such rights, there are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Buyer of any shares of its capital stock. The Buyer is not a party or subject to any agreement or understanding between any persons or entities, which affects or relates to the voting or giving of written consents with respect to any securities.

SECTION 3.5.  AUTHORIZATION.
              -------------

     (a) Corporate Action.  All corporate action on the part of the Buyer, its
         ----------------
officers, directors and stockholders necessary for the issuance of the Shares and the issuance of the

Common Stock issuable upon conversion of the Shares and the authorization, execution and performance of the Buyer's obligations hereunder. The Buyer has duly reserved an aggregate of at least 684,412 shares of Common Stock for issuance upon conversion of the Shares.

     (b) Valid Issuance.  The Shares, when issued in compliance with the
         --------------
provisions of this Agreement, and the shares of Common Stock issued upon conversion of the Shares, when issued in accordance with the provisions of the Articles of Incorporation, as amended to date (the "Buyer's Articles"), will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances created by the Buyer; provided, however, that all such shares may
                                   --------  -------
be subject to restrictions on transfer under state and/or federal securities laws, and as may be required by future changes in such laws. The rights, preferences, privileges and restrictions of the Shares are as set forth in the Buyer's Articles.

SECTION 3.6.  NO PREEMPTIVE RIGHTS.
              --------------------

     No person has any right of first refusal or any preemptive rights in connection with the issuance of the Shares or the issuance of the Common Stock upon conversion of the Shares.

SECTION 3.7.  PATENTS, TRADEMARKS, ETC.
              ------------------------

     The Buyer owns and possesses or is licensed under all patents, patent applications, licenses, trademarks, trade names, brand names, trade secrets, inventions and copyrights employed in the operation of its business as now conducted and as proposed to be conducted, with no infringement of or conflict with the rights of others respecting any of the same. To the knowledge of the Buyer, the operation of the Buyer's business as now conducted or as proposed to be conducted does not infringe any patent, copyright, trade secret or other proprietary rights of any third parties. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Buyer bound by or a party to any options, licenses or agreements of any kind with respect to patents, patent applications, licenses, trademarks, trade names, brand names, inventions, proprietary rights and copyrights of any other person or entity. The Buyer is not obligated to make any payments by way of royalties, fees or otherwise to any owner, licensor of, or other claimant to any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business, or otherwise.
The Buyer has not received any communications alleging that it has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Buyer aware of any basis for the foregoing. There are no agreements, understandings, instruments, contracts, judgments, orders, writs or decrees to which the Buyer is a party or by which it is bound which involve indemnification by the Buyer with respect to infringements of proprietary rights.

SECTION 3.8.  COMPLIANCE WITH OTHER INSTRUMENTS.
              ---------------------------------

     The Buyer is not in violation of any term of the Buyer's Articles or the Buyer's bylaws, as amended to date (the "Buyer's Bylaws"), nor is the Buyer in violation of or in default in any material respect under the terms of any mortgage, indenture, contract, agreement, instrument, judgment or decree, the violation of which could reasonably be expected to have a Buyer Material Adverse Effect on the Buyer, and to the knowledge of the Buyer, is not in violation of any order, statute, rule or regulation applicable to the Buyer, the violation of which could reasonably be expected to have a Buyer Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Shares will not (a) result in any such violation, or (b) be in conflict with or constitute a default under any such term, or (c) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Buyer pursuant to any such term. To the knowledge of the Buyer, there is no such term or any such order, statute, rule or regulation which adversely affects, or in the future which could reasonably be expected to have a Buyer Material Adverse Effect.

SECTION 3.9.  PROPRIETARY AGREEMENTS; EMPLOYEES.
              ---------------------------------

     Each employee of the Buyer has executed an agreement regarding confidentiality and proprietary information. To the knowledge of the Buyer, none of its employees is in violation thereof, and the Buyer will use its best efforts to prevent such violations. To the knowledge of the Buyer, the employees of the Buyer are not obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Buyer or that would conflict with the Buyer's business as conducted or as proposed to be conducted or that would prevent any such employee from assigning inventions to the Buyer. Neither the execution nor delivery of this Agreement, nor the carrying on of the Buyer's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Buyer does not believe that it is or will be necessary for the Buyer to utilize any inventions of any of its employees made prior to their employment by the Buyer.

SECTION 3.10.  LITIGATION, ETC.
               ---------------

     There is no action, proceeding or investigation pending, or, to the knowledge of the Buyer, threatened, against the Buyer or its officers, directors or shareholders, or to the knowledge of the Buyer, against employees of the Buyer (or, to the knowledge of the Buyer, any basis therefor or threat thereof):
(1) which could reasonably be expected to result, either individually or in the aggregate, in (a) any material adverse change in the business, prospects, conditions, affairs or operations of the Buyer or in any of its properties or assets, or (b) any material impairment of the right or ability of the Buyer to carry on its business as now conducted or as proposed to be conducted, or (c) any material liability on the part of the Buyer; or (2) which questions the validity of this Agreement, or any action taken or to be taken in connection herewith, including in each case, without limitation, actions pending or threatened involving the prior employment of any of the Buyer's employees, the use in connection with the Buyer's business of any information or techniques allegedly proprietary to any of the former employers of such employees or their obligations under any agreements with prior employers. The Buyer is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Buyer currently pending or which the Buyer currently intends to initiate.

SECTION 3.11.  GOVERNMENTAL CONSENT.
               --------------------

     Except for the filing of a Notice of Transaction pursuant to Section 25102(f) of the California Corporations Code, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Buyer is required in connection with: (a) the valid execution and delivery of this Agreement; or (b) the issuance of the Shares or the issuance of the shares of Common Stock issuable upon conversion of the Shares.

SECTION 3.12.  OFFERING.
               --------

     In reliance on the representations and warranties of the Purchasers in
Section 2 hereof, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement will not result in a violation of the requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") or the qualification or registration requirements of applicable blue sky laws.

SECTION 3.13.  TAXES.
               -----

     The Buyer has filed all tax returns that are required to have been filed with appropriate federal, state, county and local governmental agencies or instrumentalities, except where the failure to do so, when taken together with all other such failures, would not have a material adverse effect upon the Buyer. The Buyer has not elected pursuant to the Code to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which could reasonably be expected to have a Buyer Material Adverse Effect. The Buyer has paid or established reserves for all income, franchise and other taxes, assessments, governmental charges, penalties, interest and fines due and payable by it on or before the Closing.

SECTION 3.14.  TITLE.
               -----

     The Buyer owns its property and assets free and clear of all liens, mortgages, loans or encumbrances except liens for current taxes, and such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Buyer's ownership or use of such property or assets. With respect to the property and assets leased by the Buyer, the Buyer is in compliance with such leases and, to the knowledge of the Buyer, holds valid leasehold interests free and clear of any liens, claims or encumbrances.

SECTION 3.15.  MATERIAL CONTRACTS AND COMMITMENTS.
               ----------------------------------

     All of the contracts, mortgages, indentures, agreements, instruments and transactions to which the Buyer is a party or by which it is bound (including purchase orders to the Buyer or placed by the Buyer) which involve obligations of, or payments to, the Buyer in excess of Twenty-Five Thousand Dollars ($25,000) and all agreements between the Buyer and its officers, directors, consultants and employees are set forth in Section 3.15 of the Buyer's Schedule
                                           ------------
of Exceptions (the "Buyer Contracts"). All of the Buyer Contracts are valid, binding and in full force and effect in all material respects and enforceable by the Buyer in accordance with their respective terms in all material respects, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies. The Buyer is not in material default under any of such contracts.

SECTION 3.16.  FINANCIAL STATEMENTS.
               --------------------

     The Buyer has delivered to the Sellers the unaudited balance sheets and related statements of operation as of December 31, 1998 and for the nine month period then ended (the "Buyer's Financial Statements"). The Buyer's Financial Statements are in accordance with the books and records of the Buyer, are complete and correct, and fairly and accurately present the financial condition and operating results of the Buyer for the periods indicated therein, all in conformity with "GAAP", except that the unaudited Buyer's Financial Statements do not contain footnotes or reflect the interperiod adjustments required by GAAP. As of December 31, 1998, the Buyer did not have any liabilities, absolute, contingent, or otherwise, which in accordance with GAAP are required to be disclosed or reserved for other than as set forth in the Buyer's Financial Statements. Other than a reduction in cash and cash equivalents in the ordinary course of business, since December 31, 1998, there has been no material adverse change in the Buyer's financial condition or assets. The Buyer maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

SECTION 3.17.  ABSENCE OF CHANGES.
               ------------------

     Since December 31, 1998, (a) the Buyer has not entered into any transaction which was not in the ordinary course of business, (b) there has been no material adverse change in the condition (financial or otherwise) of the business, property, assets or liabilities of the Buyer other than changes in the ordinary course of its business, none of which, individually or in the aggregate, has been materially adverse, (c) there has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) materially adversely affecting the assets, prospects, financial condition, operating results, business or operations of the Buyer, (d) the Buyer has not declared or paid any dividend or made any distribution on its stock, or redeemed, purchased or otherwise acquired any of its stock, (e) the Buyer has not materially changed any compensation arrangement or agreement with any of its key employees or executive officers, or materially changed the rate of pay of its employees as a group, (f) the Buyer has not changed or amended any material contract by which the Buyer or any of its assets are bound or subject, except as contemplated by this Agreement, (g) there has been no resignation or termination of employment of any key officer or employee of the Buyer and the Buyer does not know of any impending resignation or termination of employment of any such officer or employee that if consummated could reasonably be expected to have a Buyer Material Adverse Effect, (h) there has been no change, except in the ordinary course of business, in the material contingent obligations of the Buyer (nor in any contingent obligation of the Buyer regarding any director, stockholder or key employee or officer of the Buyer) by way of guaranty, endorsement, indemnity, warranty or otherwise, (i) there have been no loans made by the Buyer to any of its employees, officers or directors other than travel advances and other advances made in the ordinary course of business, (j) there has been no waiver by the Buyer of a valuable right or of a material debt owing to it, and (k) there has not been any satisfaction or discharge of any lien, claims or encumbrance or any payment of any obligation by the Buyer, except in the ordinary course of business and which could not be reasonably expected to have a Buyer Material Adverse Effect.

SECTION 3.18.  OUTSTANDING INDEBTEDNESS.
               ------------------------

     The Buyer has no indebtedness for borrowed money which it has directly or indirectly created, incurred, assumed or guaranteed, or with respect to which it has otherwise become liable, directly or indirectly.

SECTION 3.19.  CERTAIN TRANSACTIONS.
               --------------------

     The Buyer is not indebted, directly or indirectly, to any of its employees, officers, directors or stockholders or to their spouses or children, in any amount whatsoever; and none of said employees, officers, directors, stockholders, or any member of their immediate families, are indebted to the Buyer or have any direct or indirect ownership interest in any firm or corporation with which the Buyer is affiliated or with which the Buyer has a business relationship. No such employee, officer, director, stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Buyer. The Buyer is not guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

SECTION 3.20.  EMPLOYEE BENEFIT PLANS.
               ----------------------

     The Buyer does not have any "employee benefit plan" as defined in the Employee Retirement Income Security Act of 1974, as amended.

SECTION 3.21.  ENVIRONMENTAL AND SAFETY LAWS.
               -----------------------------

     To the knowledge of the Buyer, the Buyer is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety. To the knowledge of the Buyer, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

SECTION 3.22.  INSURANCE.
               ---------

     The Buyer has in full force and effect fire and casualty insurance policies, and insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

SECTION 3.23.  LABOR AGREEMENTS AND ACTIONS.
               ----------------------------

     The Buyer is not aware that any officer or key employee intends to terminate his or her employment with the Buyer, nor does the Buyer have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Buyer is terminable at the will of the Buyer.

SECTION 3.24.  BROKERS AND FINDERS.
               -------------------

     The Buyer has not retained any broker or finder in connection with the transactions contemplated by this Agreement.

SECTION 3.25.  REGISTRATION RIGHTS.
               -------------------

     Other than as granted pursuant to that certain Second Amended and Restated Rights Agreement dated September 18, 1998, between Buyer and certain investors in Buyer (the "Rights Agreement") the Buyer has not granted or agreed to grant any right to register (as that term is defined in the Rights Agreement) securities, including piggyback registration rights, to any person or entity.

SECTION 3.26.  CORPORATE DOCUMENTS; MINUTE BOOKS.
               ---------------------------------

     Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by Purchaser), the Bylaws of the Buyer are in the form previously provided to the Sellers. The minute books of the Buyer previously provided to the Sellers contain a complete summary of all meetings of directors and stockholders since the time of incorporation of the Buyer.

SECTION 3.27.  DISCLOSURE.
               ----------

     No representation or warranty by the Buyer in this Agreement, or in any document or certificate furnished or to be furnished to the Sellers pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein and therein, in the light of the circumstances under which they were made, not misleading. The Buyer has fully provided the Seller with all the information which the Seller has requested for deciding whether to purchase the Shares.

                                 ARTICLE FOUR


                               MUTUAL COVENANTS

SECTION 4.1.  ACCESS; COOPERATION RE TAXES.
              ----------------------------

     From the date hereof through the Closing Date, the parties hereto will give one another and their respective financial advisors, legal counsel, independent accountants and other representatives reasonable access during normal business hours to all properties, documents, contracts, employees and records of the Company or Buyer, as the case may be, and will furnish one another with copies of such documents and with such information with respect to the Company or the Buyer, as the case may be, any such party may reasonably request from time to time. Sellers shall be entitled to all losses or other income tax credits attributable to the Company's operations during the period from January 1, 1999 through the Closing Date. After the Closing Date, the Buyer will give Sellers and their financial advisors, legal counsel, independent accountants and other representatives reasonable access during normal business hours to such records of the Company, and will furnish Sellers with copies of such documents and with such information with respect to the Company as Sellers may reasonably request in order for Sellers to complete tax returns for the period from January 1, 1999 through the Closing Date.

SECTION 4.2.  THIRD PARTY CONSENTS.
              --------------------

     From the date hereof through the Closing Date, each party hereto will use reasonable commercial efforts to obtain or cause to be obtained all consents, approvals and authorizations that are necessary under applicable law or the Contracts to be obtained by such party in connection with the consummation of the transactions contemplated by this Agreement; provided, however, that neither
                                                 --------  -------
the Sellers nor the Company shall be required to pay or provide any monetary or other consideration in kind for any such consents, approvals and authorizations under the Contracts.

SECTION 4.3.  NOTICE OF DEFAULT.
              -----------------

     From the date hereof through the Closing Date, each party will take all actions reasonably necessary to render accurate as of the Closing Date their representations and warranties contained herein and to perform or cause to be satisfied each covenant or condition to be performed or satisfied as contemplated by this Agreement. Each party hereto will promptly give notice to the other parties of the occurrence of any event known to such party of that results in a breach of any representation or warranty by such party or the failure of such party to comply with any covenant, condition or agreement contained herein. From the date hereof through the Closing Date, each party hereto will promptly disclose to the other parties all information that comes to such party's attention that, to such party's knowledge, is material to an understanding of the assets, properties, business, financial condition or results of operations of the Company or Buyer, as the case may be.

SECTION 4.4.  OTHER AGREEMENTS.
              ----------------

     On the Closing Date, the Sellers shall become parties to, and shall have all the rights and benefits of a Preferred Holder under the Rights Agreement with respect to the Shares, which shall be considered part of the Series C Shares for purposes of the Rights Agreement.

                                 ARTICLE FIVE


                              CONDUCT OF BUSINESS

SECTION 5.1.  COVENANTS OF THE COMPANY.
              ------------------------

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, the Sellers agree (except to the extent that the Buyer shall otherwise consent in writing), to cause the Company to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, , to pay or perform its other obligations when due (subject in all cases to good faith disputes), and, to the extent consistent with such business, to use all reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. The Sellers shall promptly notify the Buyer of any event or occurrence not in the ordinary course of business of the Company where such event or occurrence would result in a breach of any covenant of the Company set forth in this Agreement or cause any representation or warranty of the Sellers set forth in this Agreement to be untrue as of the date of, or giving effect to, such event or occurrence. Except as expressly contemplated by this Agreement, the Sellers shall not allow the Company to, without the prior written consent of the Buyer:

     (a) Grant any options under any employee plan of the Seller, accelerate, amend or change the period of exercisability under any outstanding options, or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

     (b) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company's intellectual property rights other than in the ordinary course of business consistent with past practices;

     (c) Make any distributions (whether in cash or other property) in respect of any of its securities;

     (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets other than acquisitions involving aggregate consideration of not more than Ten Thousand Dollars ($10,000);

     (e) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of the Company;

     (f) Take any action to (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any non-officer employee, except in accordance with past practices, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any members, officers or employees;

     (g) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

     (h) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, other than indebtedness incurred under outstanding lines of credit consistent with past practice;

     (i) Amend or propose to amend its Articles of Organization or operating agreement, except as contemplated by this Agreement;

     (j) Incur or commit to incur any individual capital expenditure other than the existing commitments set forth on Exhibit B;
                                      ---------

     (k) Enter into or commit to enter into any data or marketing agreement involving any revenue guarantees or revenue-sharing arrangements;

     (l) Amend or terminate any Company Contract , except in the ordinary course of business;

     (m) Waive or release any material right or claim, except in the ordinary course of business;

     (n) Initiate any litigation or arbitration proceeding; or

     (o) Take or agree to take, in writing or otherwise, any of the actions described in Sections (a) through (n) above, or any action which is reasonably likely to make any of the Sellers' representations or warranties contained in this Agreement untrue or incorrect in any material respect (without regard to any materially qualifications contained therein) on the date made (to the extent so limited) or as of the Closing Date.

SECTION 5.2.  NO SOLICITATION BY SELLERS.
              --------------------------

     During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Closing Date, the Sellers and the Company shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock or similar transactions involving the Company, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "Company Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Company Acquisition Proposal, or (iii) agree to, approve or recommend any Company Acquisition Proposal.

                                  ARTICLE SIX

                                INDEMNIFICATION

SECTION 6.1.  INDEMNIFICATION OBLIGATION.
              --------------------------

     (a) Subject to the limitations set forth in Section 6.2, the Sellers (for the purposes of this Section 5.1(a) the "Seller Indemnifying Parties") shall indemnify and hold harmless the Company, the Buyer and their affiliates (collectively, the "Buyer Indemnified Parties") in respect of any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities and expenses (including, without limitation, settlement costs, reasonable attorneys' fees and any other out-of-pocket costs of investigation), incurred by the Buyer Indemnified Parties in connection with each and all of the following:

          (i) Any breach of any representation or warranty of the Sellers contained herein or in any instrument delivered at the Closing by the Sellers;

          (ii) Any breach of any covenant, agreement or obligation of the Sellers contained herein or in any instrument delivered at the Closing by the Sellers; and

          (iii) Any and all liabilities and obligations of the Company of any nature, whether known or unknown, arising from or as a result of the operation of the Company's business prior to the Closing, other than liabilities referred to in Section 2.16 of this Agreement.

     (b) The Buyer shall indemnify and hold harmless the Sellers and their affiliates (collectively, the "Seller Indemnified Parties") in respect of any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities and expenses (including, without limitation, settlement costs, reasonable attorneys' fees and any other out-of-pocket costs of investigation), incurred by the Seller Indemnified Parties in connection with each and all of the following:

          (i) any breach of any representation or warranty of the Buyer contained herein or in any instrument delivered at the Closing by the Buyer;

          (ii) any breach of any covenant, agreement or obligation of the Buyer contained herein or in any instrument delivered at the Closing by the Buyer; and

          (iii) all liabilities and obligations of the Company of any nature, whether known or unknown, arising from or as a result of the operation of the Company's business after the Closing.

SECTION 6.2.  LIMITATIONS.
              -----------

     (a) The Buyer Indemnified Parties shall not be permitted to enforce any claim for indemnification pursuant to this Agreement until the aggregate of all Buyer Indemnified Parties' claims for indemnification exceed the amount of $25,000 (the "Buyer Threshold Amount"). Once claims in excess of the Buyer Threshold Amount have been asserted by the Buyer Indemnified Parties, the total amount of the claims, including the Buyer Threshold Amount, may be pursued or recovered against the Sellers; provided, however, that the maximum liability of
                               --------  -------
the Sellers for indemnification pursuant to this Agreement shall in no event exceed the Escrow Amount.

     (b) The Seller Indemnified Parties shall not be permitted to enforce any claim for indemnification pursuant to Sections 6.1(b)(i) and (ii) of this Agreement until the aggregate of all Seller Indemnified Parties' claims for indemnification pursuant to such sections exceed the amount of $25,000 (the "Seller Threshold Amount"). Once claims in excess of the Seller Threshold Amount have been asserted by the Seller Indemnified Parties, the total amount of the claims pursuant to such sections, including the Seller Threshold Amount, may be pursued or recovered against the Buyer; provided, however, that the maximum
                                           --------  -------
liability of the Buyer for indemnification pursuant to Sections 6.1(b)(i) and
(ii) of this Agreement shall in no event exceed Two Hundred Thousand Dollars ($200,000). Nothing in this Section 6.2(b) shall limit the Seller Indemnified Parties' claims for indemnification pursuant to Section 6.1(b)(iii).

     (c) Claims for indemnification made under this Agreement may be made during the period from the Closing Date until the first anniversary of the Closing Date; provided, however, that claims pursuant to Section 6.1(b)(iii) may be made
      --------  -------
at any time after the Closing Date.

     (d) The provisions of this Article Six shall be the exclusive rights and remedies of the Buyer and Seller.

SECTION 6.3.  NOTICE OF CLAIMS.
              ----------------

     Whenever any claim shall arise for indemnification, the indemnified parties shall promptly notify the indemnifying parties in writing of the claim and, when known, the facts constituting the basis for such claim and the amount or estimate of the amount of the liability arising from such claim; provided,
                                                                 --------
however, that failure of the indemnified parties to timely give such notice
-------
shall not be a defense to the liability of the indemnifying parties for such claim, but the indemnifying parties may recover from the indemnified parties any actual damages arising from the indemnified parties' failure to give such timely notice. A copy of any notice of claims by a Buyer Indemnified Party shall be concurrently delivered by such Buyer Indemnified Party to the Escrow Agent.

SECTION 6.4.  MANNER OF DEFENSE OF THIRD PARTY CLAIMS.
              ---------------------------------------

     In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the indemnified parties, the indemnifying parties at their sole cost and expense, may, upon written notice to the indemnified parties assume the defense of any such claim or legal proceeding. If the indemnifying parties assume the defense of any such claim or legal proceeding, the indemnifying parties shall select counsel reasonably acceptable to the indemnified parties to conduct the defense of such claims or legal proceedings and, at their sole cost and expense, shall take all steps necessary in the defense or settlement thereof. The indemnifying parties shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the indemnified parties, unless the indemnifying parties admit in writing their liability to hold the indemnified parties harmless from and against any losses, damages, expenses and liabilities arising out of such settlement. The indemnified parties shall be entitled to participate in (but not control) the defense of any such action, with their own counsel and at their own expense. If the indemnifying parties do not assume the defense of any such claim or litigation resulting therefrom in accordance with the terms hereof, the indemnified parties may defend against such claim or litigation in such manner as they may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the indemnifying parties on such terms as the indemnified parties may deem appropriate. The indemnifying parties shall be entitled to participate in the defense of any action by the indemnified parties, which participation shall be limited to contributing information to the defense and being advised of its status. In any action by the indemnified parties seeking indemnification from the indemnifying parties in accordance with the provisions of this Section, the indemnifying parties shall not be entitled to question the manner in which the indemnified parties defended such claim or litigation or the amount of or nature of any such settlement.

SECTION 6.5.  MANNER OF INDEMNIFICATION FOR INDEMNIFYING PARTY CLAIMS.
              -------------------------------------------------------

     Within thirty (30) days of receipt of notice by the indemnifying parties of a claim by the indemnified parties (or such longer period not to exceed sixty
(60) days as may be required to investigate such claim), including, without limitation, a claim for damages, settlement and attorneys fees or costs not assumed or paid by the indemnified parties under Section 6.4, the indemnifying parties shall either satisfy such claim by the payment of cash (or, at the option of Sellers, Shares out of the Escrow Amount) to the indemnified parties for the full amount of such claim or notify the indemnifying parties in writing that it contests such claim (a copy of any notice of contest by Sellers shall be concurrently delivered by Sellers to the Escrow Agent). If the indemnifying parties fail to satisfy such claim or provide such written notice of contest, the claim shall be deemed contested. If the parties, acting in good faith, cannot reach an agreement within ninety (90) days after notice was first given by the indemnifying parties hereunder, then such parties may seek any remedy available to them at law or equity.

SECTION 6.6.    DISPOSITION OF ESCROW AMOUNT.
                -----------------------------

The obligations of Sellers pursuant to this Article Six shall may be satisfied, at the option of Sellers, by the payment of cash or Shares out of the Escrow Amount; provided, however, that the maximum liability of the Sellers for
        --------  -------
indemnification pursuant to this Agreement shall in no event exceed the Escrow Amount. No later than twelve months after the Closing, the Escrow Agreement shall instruct the Escrow Agent to pay over to Sellers the Escrow Amount then being held pursuant to the Escrow Agreement, unless at such time there is pending against Sellers one or more indemnifiable claims, in which case that portion of the Escrow Amount equal to the aggregate amount of indemnifiable claims shall continue to be held by the Escrow Agent in accordance with this Agreement and the Escrow Agreement and the remainder shall be paid over to Sellers. If and to the extent that, from time to time pursuant to the provisions of this Agreement, it is determined in accordance with this Article Six that Buyer is entitled to indemnification, the Escrow Agreement shall instruct the Escrow Agent to pay over to the Buyer the Escrow Amount, or portion thereof, necessary to satisfy, to the extent possible, such claim or claims.

                                 ARTICLE SEVEN

                     CONDITIONS TO THE BUYER'S OBLIGATIONS

     The obligations of the Buyer hereunder shall be subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived in writing, in whole or in part, by the Buyer):

SECTION 7.1.  REPRESENTATIONS AND WARRANTIES; COVENANTS.
              -----------------------------------------

     The representations and warranties of the Sellers contained in this Agreement shall be true and correct in all respects as of the Closing Date as if made on the Closing Date. The Sellers shall have duly performed and satisfied all covenants and agreements required by this Agreement to be performed or satisfied by the Sellers at or prior to the Closing Date. The Buyer shall have been furnished with certificates of the Sellers, dated the Closing Date, certifying the fulfillment of the foregoing conditions.

SECTION 7.2.  CERTAIN DOCUMENTS.
              -----------------

     The Sellers shall have furnished the Buyer with the following documents:

     (a) the articles of organization of the Company, as amended to date, duly certified by the Secretary of State of the State of California as of the most recent practical date;

     (b) certificates as to the good standing of the Company and payment of all taxes as of the most recent practical date, executed by the Secretary of State of the State of California;

     (c) the operating agreement of the Company, duly certified by the Secretary of the Company as being in full force and effect on the Closing Date;

     (d) resignations, effective on the Closing Date, of all directors and officers of the Company;

     (e) originals or copies of all consents, approvals and authorizations that are necessary under applicable law or the Company Contracts to be obtained by the Sellers or the Company in connection with the consummation of the transactions contemplated by this Agreement;

     (f) the Closing Balance Sheet, certified by the Sellers as being true and correct in all material respects as of the Closing Date; and

     (g) such other documents relating to the Company as the Buyer may reasonably request.

SECTION 7.3.  LEGAL MATTERS.
              -------------

     All legal matters, and the form and substance of all documents to be delivered by the Sellers to the Buyer at the Closing, shall be satisfactory to counsel for the Buyer.

SECTION 7.4.  LEGAL PROCEEDINGS.
              -----------------

     No action, suit, claim, proceeding, inquiry or investigation by or before any federal, state, local or other governmental court, arbitrator or agency shall have been initiated or, to the knowledge of the Buyer, threatened, seeking to prevent or enjoin the transactions contemplated by this Agreement.

SECTION 7.5.  COMPANY EMPLOYEES.
              -----------------

     Gail Williams shall have executed an offer letter with the Company in substantially the form attached hereto as Exhibit D.
                                          ---------

SECTION 7.6.  LEGAL OPINION.
              -------------

     The Buyer shall have received an opinion of legal counsel to the Sellers in the form and substance attached hereto as Exhibit E.
                                          ---------

SECTION 7.7  SUBLEASE.
             --------

     The Company shall have entered into a written sublease for its current facility in form and substance reasonably acceptable to the Buyer.

SECTION 7.8  AMENDMENT TO ARTICLES OF INCORPORATION.
             --------------------------------------

     The Buyer shall have amended its Articles of Incorporation to increase the number of authorized shares of Series C Preferred Stock and Series C-1 Preferred Stock each to 3,000,000.

                                 ARTICLE EIGHT

                    CONDITIONS TO THE SELLERS' OBLIGATIONS

     The obligations of the Sellers hereunder shall be subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived in writing, in whole or in part, by the Sellers):

SECTION 8.1.  REPRESENTATIONS AND WARRANTIES; COVENANTS.
              -----------------------------------------

     The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects (without regard to any materiality qualifications contained therein) as of the Closing Date as if made on the Closing Date. The Buyer shall have duly performed and satisfied all covenants and agreements required by this Agreement to be performed or satisfied by the Buyer at or prior to the Closing Date. The Sellers shall have been furnished with a certificate of the Buyer, dated the Closing Date, certifying the fulfillment of the foregoing conditions.

SECTION 8.2.  CERTAIN DOCUMENTS.
              -----------------

     The Buyer shall have furnished the Sellers with the following documents or certificates:

     (a) the articles of incorporation of the Buyer as amended to date, duly certified by the Secretary of State of the State of California as of the most recent practical date;

     (b) certificates as to the good standing of the Buyer and payment of all taxes as of the most recent practical date, executed by the Secretary of State of the State of California;

     (c) the bylaws of Buyer, duly certified by the Secretary of Buyer as being in full force and effect on the Closing Date;

     (d) copies of the resolutions of the Board of Directors approving the transactions contemplated by this Agreement, including, without limitation, the authorization and issuance of the Shares;

     (e) originals or copies of all consents, approvals and authorizations that are necessary under applicable law or the Buyer Contracts to be obtained by the Buyer in connection with the consummation of the transactions contemplated by this Agreement;

     (f) such other documents relating to the Buyer as the Sellers may reasonably request; and

     (g) certificates in the respective names of the Sellers evidencing the Shares.

SECTION 8.3.  LEGAL MATTERS.
              -------------

     All legal matters, and the form and substance of all documents to be delivered by the Buyer to the Sellers at the Closing, shall be satisfactory to counsel for the Sellers.

SECTION 8.4.  LEGAL PROCEEDINGS.
              -----------------

     No action, suit, claim, proceeding, inquiry or investigation by or before any federal, state, local or other governmental court, arbitrator or agency shall have been initiated or, to the knowledge of the Sellers, threatened, seeking to prevent or enjoin the transactions contemplated by this Agreement.

SECTION 8.5.  LEGAL OPINION.
              -------------

     The Sellers shall have received an opinion of legal counsel to the Buyer in the form and substance attached hereto as Exhibit F.
                                          ---------

SECTION 8.6.  EMPLOYEES.
              ----------

     Buyer shall have offered employment to all current employees of the Company as of the Closing. All Company employees who have accepted employment by the Buyer will be eligible for participation in Buyer's health, life, and disability insurance programs, in accordance with the existing terms and conditions of such programs, and be given year-for-year credit for years of service with the Company, and retain all accrued vacation time or pay and sick time, through the Closing Date.

                                 ARTICLE NINE

                                 MISCELLANEOUS

SECTION 9.1.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS.
              ----------------------------------------------------------------

     The representations and warranties of the Sellers made in this Agreement (including the Schedules) or any certificate, instrument or other document delivered in connection herewith shall survive the Closing Date for a period of one year.

SECTION 9.2.     PUBLICITY.


     Neither party will make any public announcement regarding the subject matter of this Agreement without the prior written consent of the other party.

SECTION 9.3      Expenses.
                 --------

     In the event the Closing is completed, the expenses incurred by the Company will be borne by the Sellers, except that the following expenses relating to the transaction will be accrued by the Company and become post-closing obligations of the surviving company to be paid on the Closing Date: the accounting and legal fees and expenses of the Company in an amount not to exceed Seventy-Five ($75,000) Dollars. In the event the Closing does not take place, each party shall pay its own expenses in connection with the preparation and performance of this Agreement and the consummation of the transactions contemplated hereby, including without limitation all fees and expenses of investment bankers, financial advisors, legal counsel, independent accountants and actuaries.

SECTION 9.4.  GOVERNING LAW.
              -------------

     This Agreement shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of California, without giving effect to the conflict of laws rules thereof.

SECTION 9.5.  NOTICES.
              -------

     All notices, consents, requests, instructions, approvals and other communications provided for herein shall be deemed validly given, made or served if in writing and delivered personally or sent by certified mail, postage prepaid, or by overnight courier, or by telex, telecopier or telegraph, charges prepaid:

     (a)  if to the Buyer, addressed to:

               Salon Internet, Inc.
               706 Mission Street, 2nd Floor
               San Francisco, CA  94103
               Attention:  Chief Executive Officer
               Telephone:
               Telecopier:

     with a copy to:

               Gray Cary Ware & Freidenrich LLP
               400 Hamilton Ave.
               Palo Alto, CA  94301
               Attention:  Tom Furlong
               Telephone:  (650)833-2359
               Telecopier:  (650)327-3699

     (b)  if to the Sellers, addressed to:

               c/o Rosewood Stone Group
               2320 Marinship Way, Suite 240
               Sausalito, California 94965-2812
               Attention:  Claudia Stroud
               Telephone:  (415) 331-4400
               Telecopier:  (415) 331-4481
     with a copy to:

               Gibson, Dunn & Crutcher LLP
               One Montgomery Street, Telesis Tower
               San Francisco, California 94104-4505
               Attention:  Douglas Smith
               Telephone:  (415) 393-8200
               Telecopier:  (415) 986-5309

or such other address as shall be furnished in writing by any party to the others.

SECTION 9.6.  JURISDICTION; AGENT FOR SERVICE.
              -------------------------------

     Legal proceedings commenced by the Sellers or the Buyer arising out of any of the transactions or obligations contemplated by this Agreement shall be brought exclusively in the federal courts, or in the absence of federal jurisdiction in state courts, in either case in the State of California. The Buyer and the Sellers irrevocably and unconditionally submit to the jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. The Buyer and the Sellers irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against the Sellers or the Buyer in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of the Sellers or the Buyer therein described, or by appropriate proceedings under any applicable treaty or otherwise.

SECTION 9.7.  ENTIRE AGREEMENT.
              ----------------

     This Agreement represents the entire agreement between the parties and supersedes and cancels any prior oral or written agreement, letter of intent or understanding related to the subject matter hereof.

SECTION 9.8.  BINDING EFFECT.
              --------------

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

SECTION 9.9.  AMENDMENTS; WAIVERS.
              -------------------

     No provision of this Agreement may be terminated, amended, supplemented, waived or modified other than by an instrument in writing signed by the party against whom the enforcement of the termination, amendment, supplement, waiver or modification is sought.

SECTION 9.10.  COUNTERPARTS.
               ------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties.

SECTION 9.11.  SEVERABILITY.
               ------------

     In the event any provision, or portion thereof, of this Agreement is held by a court having proper jurisdiction to be unenforceable in any jurisdiction, then such portion or provision shall be deemed to be severable as to such jurisdiction (but, to the extent permitted by law, not elsewhere) and shall not affect the remainder of this Agreement, which shall continue in full force and effect. If any provision of this Agreement is held to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is necessary for it to be enforceable.

SECTION 9.12.  KNOWLEDGE.
               ----------

     For the purposes of this Agreement, the phrase (i) "to the knowledge of such Seller" shall mean the actual knowledge, after due inquiry within the Company, of any of the Sellers or the Company's directors and executive officers, and (ii) "to the knowledge of the Buyer" shall mean the actual knowledge, after due inquiry within the Buyer, of any of the Buyer's executive officers.

        (The remainder of this page has been left blank intentionally.)

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                              BUYER:

                              SALON INTERNET, INC.



                              By: /s/ Authorized Officer
                                  ------------------------------
                                   Name: Authorized Officer
                                   Title:

                              SELLERS:

                              WHOLE EARTH LECTRONIC LINK, INC.



                              By: /s/ Authorized Officer
                                  -------------------------------
                                   Name: Authorized Officer
                                   Title:


                              /s/ Bruce R. Katz
                              -----------------------------------
                              BRUCE R. KATZ

                                   EXHIBIT A
                                   ---------

                           Form of Escrow Agreement

                                   EXHIBIT B
                                   ---------

                        SELLERS' SCHEDULE OF EXCEPTIONS


2.3(a)  Discussions 1.5 license from Well Engaged 2/25/99

        Sublease, effective as of March 22, 1999, for approximately 424 sf of office space at 2320 Marinship Way, Sausalito, California; from Well Engaged LLC

        Certain commercial shrinkwrap licenses held by the Company may, by their terms, limit the transfer of the license in connection with a change in control. (see Schedule 2.9)

2.4(b) The Company does not maintain membership unit transfer records, except for Exhibit A to the Operating Agreement.

2.8 Sublease, effective as of March 22, 1999, for approximately 424 sf of office space at 2320 Marinship Way, Sausalito, California; from Well Engaged LLC

2.9 (b) Intellectual Property

Reprint permissions:

6/1/98 to Cliff Figallo to use a webpage in his book Hosting Web Communities
                                                     -----------------------
1/28/98 to Lucent Books to use a webpage in the book The Internet
                                                     ------------
4/16/97 to Course Technology to use several web pages in the books,
        The World Wide Web Featuring Netscape Communicator 4 Software and
        ---------------------------- ---------------------------------
        The World Wide Web Featuring Internet Explorer 4  by Barker+Barker
        ------------------------------------------------
9/4/96  to Harry Henderson to use several web pages in his book
2/28/96 to Owen Seitel to use the Members' Agreement as part of a seminar "Doing Business on the Internet"
4/24/95 to IDG Books to use a logo and webpage in its book Creating Cool
                                                           -------------
        Web Pages with HTML
        -------------------
5/15/95 to the U.S. Distance Learning Association to use portions of user manual for their online documentation 7/12/95 to Mary Carter/Black Point Group to use a quote in the book Electronic Highway Robbery
                                               --------------------------
10/20/98 email to Mary Eisenhart regarding an acknowledgment for use of the common-law mark, "yoyow". (You own your own words.) Mary has acknowledged the foregoing pursuant to an email to the Company, but it has not been put in a final agreement.

Copyrights - The Company does not hold copyright to
              individual postings by subscribers. As per general Internet publishing principles, the individuals hold the rights to their postings.

Trademarks -

Assignment dated March 10, 1999 from Whole Earth Lectronic Link to The WELL LLC, assigning the U.S. registered service mark.
Assignment dated March 10, 1999 from Whole Earth Lectronic Link to The WELL LLC, assigning the foreign registered service marks and pending service mark applications.

Domain names -

2/23/99 The Company requested Network Solutions to correct the domain name records for well.org and well.sf.ca.us, which are still registered under the name of Whole Earth Lectronic Link. This request is still pending with Network Solutions.

6/4/98   Network Solutions advised the Company that it placed the domain name
"thewell.net" on hold after the Company disputed a third-party registration.

12/14/98 The registrant of the domain name welll.com (note three l's) has agreed in email to sign over that url to the Company. Final documentation is pending.

Whole Earth Network, Inc. continues to use the domain name well.net in the provision of web services to former Whole Earth Lectronic Link customers. The Asset Purchase Agreement by which Link and others sold Whole Earth Networks LLC to GST/Whole Earth Network, Inc. (dated 3/12/98) provides that such use will be terminated within a reasonable time. The Company has not requested Whole Earth Network to do so.

Technology licenses -

     Picospan license from Whole Earth Lectronic Link  7/1/97
     Discussions 1.5 license from Well Engaged 2/25/99
     sendmail (freeware)
     mail.local (freeware)
     qpopper (freeware
     imapd (freeware)
     comsat        (freeware)
     Berkeley Mail (freeware)
     fetchmail     (freeware)
     pine          (freeware)
     ipine         (freeware)
     mail          (freeware)
     elm           (freeware)
     Zmail licensed from vendor

     Netscape Communications and Commerce Servers (shrinkwrap license) ImageClub Clip Art licensed from Adobe (shrinkwrap)
     NcFTPD licensed from vendor (shrinkwrap)
     Solaris 2.5.1, licensed from Sun (shrinkwrap)
     Unix version of PGP licensed from vendor  (shrinkwrap)
     PC version of PGP (shareware)
     Access Watch license
     Cybercash provided as part of Colocation Services Agreement (ISP) RBASE licensed from Microrim
     Filemaker licensed from vendor (shrinkwrap)
     Desktop applications such as MsWord, Excel licensed from vendor
     (shrinkwrap)

     Indemnifications:
     Colocation Services Agreement with Whole Earth Networks

     Reference is made to Section 2.12(b) of this Schedule of Exceptions

     Year 2000. The Company is currently working to resolve the potential impact of the Year 2000 on the processing of date-sensitive information by the Company's computerized information systems. Based on preliminary information, costs of addressing potential corrections are not currently expected to have material adverse impact on the Company's financial position, results of operations, or cash flows in future periods. However, if the Company, its customers or vendors are unable to resolve such processing issues in a timely manner, it could result in material financial risk.

2.10 (a)
Employee List

             LAST                     FIRST                          TITLE                       DOH              SALARY
          Branstetter               Katherine                      Helpdesk                   10/08/97           $13.00/hr
          Dyer-Bennett               Cynthia                Asst. Conference Manager          11/23/98           $15.87/hr
             Gray                    Thomas               Customer Service/Billing Rep        06/08/98           $13.50/hr
            Hanson                    Pete                        Programmer                  01/16/94           $48,630.00
             Mara                    Janis                    Marketing Director              07/01/98           $33,000.00
            Siino                   Anthony               Helpdesk/Technical Assistant        10/06/97           $15.00/hr
          Williams                    Gail                     Executive Director             12/16/91           $65,000.00

     Officers:   Bruce R. Katz, Chairman
                 Gail Williams, Executive Director
                 John Hallett, Chief Financial Officer
                 Claudia Stroud, Secretary

     Directors:  Bruce Katz
                 Kevin Kelly
                 Claudia Stroud

ADP has a Limited Power of Attorney to file employment tax returns and make deposits electronically, in connection with the Company's payroll processing


2.10 (b)

     Offer letter to Katherine Branstetter dated 10/2/98
     Offer letter to Cynthia Dyer-Bennett dated 11/11/98
     Offer letter to Thomas Gray dated 5/29/98
     Offer letter to Janis Mara dated 7/1/98
     Offer letter to Anthony Siino dated 5/15/98
     Offer letter to Pete Hanson dated 3/16/99

     Whole Earth has entered into a letter agreement with Gail Williams, on 9/20/98, as amended on March 15, 1999, which provides for the payment of cash or other consideration upon the sale of the Company. Pursuant to the letter agreement, Ms. Williams will be entitled to receive 10,456 of the Shares issuable to Whole Earth under the Agreement.

     Certain former employees and directors were promised lifetime complimentary accounts on The WELL. Gail Williams is the only current employee who has been promised a lifetime account. The total comprises 40 accounts, of which 12 are held by Sellers.

     Current employees receive a free Internet connectivity account during the term of their employment. They also receive a free Well account for themselves and for one guest. If they leave the company in good standing, they are allowed to maintain one complimentary Well account for a period of time depending upon their length of service to the company (i.e. six months comp for 1 year of service, 1 year comp for 2 years of service, and 1 year for each additional year of service thereafter)

     Volunteer hosts receive complimentary accounts, some of which include Internet connectivity.

     Consulting agreement dated 12/16/98 with Neil Harkins, pursuant to which he provides part-time system administration services at the rate of $50 per hour.

        BENEFITS                   TYPE                GROUP NUMBER
         CARRIER
       HIPC                      Medical                   2009689
       Delta Dental               Dental                000162  0003
       Vision Service Plan        Vision                12017037 01
       Reliance Standard Life      Life                 GL 2880 001
       UNUM                     Disability               513000 003

Note that, except for the HIPC plan, these benefit policies are not assignable to purchaser.

2.10 (d)  No accruals are booked for sick leave or unemployment benefits.

2.11(a)   Rosewood Stone Group, Inc. and Related Companies
          Profit-Sharing 401(k) Plan   (as amended)

Note that Seller has only requested copy of the IRS determination letter relating to this Plan.

2.12(a)      The applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and make take years to resolve. For example, tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in online commerce, and new state tax regulations may subject the Company to additional state sales and income taxes. Any such new legislation or regulations, the application of laws and regulations from jurisdictions whose laws do not currently apply to the Company's business, or the application of existing laws and regulations to the Internet and commercial online services could have a material adverse effect on the Company's business, operating results, and financial condition.

2.12 (b) 4/6/98 letter from MCI alleging "spam" originating from the Company's servers; we informed MCI by telephone on 4/10/98 that we would cooperate with any investigation 5/6/98 letter to Postal Inspector regarding customer complaint and refund 6/25/98 email in response to email from NSKinsella alleging that a subscriber was libelling his client, advising that the Company's policy is that it is not responsible for such matters and that such dispute should be resolved between such parties.

           8/9/97 email from subscriber regarding alleged libel.

The Company from time to time receives communications from subscribers or third parties alleging libel, defamation, harassment, intellectual property infringement, or other claims. Like other Internet companies, the Company's policy is that it is not responsible for such matters and the disputes should be resolved between the parties. Without limiting the foregoing, in the event of intellectual property infringement claims, the Company has in the past attempted to contact the alleged infringer and ask that the infringing material be removed.

Prior to the Company's formation in July 1997, its operations were conducted through Whole Earth Lectronic Link, Inc. Whole Earth received communications similar to the foregoing from time to time.

2.13(a)

Colocation Services Agreement with GST/Whole Earth Network dated 2/26/98 Billing and Services Agreement among The WELL, Whole Earth Lectronic Link, and
    GST/Whole Earth Network dated 2/18/98
Agreement between Public Conference Hosts and The WELL
Members' Agreement (with individual subscribers)
Proprietary Rights Assignment dated as of 7/1/97 from Whole Earth Lectronic Link, Inc.
Consulting agreement dated 9/25/96 with Jennifer Long (work is completed but ongoing obligation to maintain a link to her website)
Consulting agreement dated 12/16/98 with Neil Harkins
Sun Microsystems Support Agreement (effective 7/16/98 to 7/15/99)
Paymentech Merchant Agreement dated 2/12/98
National Writers Union letter agreement dated 1/15/99
Sirius Connections letter agreement dated 11/5/98
The Writer's Club letter agreement dated 10/15/98
Sublease agreement with Well Engaged (described above)
Consent to Sublease agreement dated March 17, 1999
Client Account Agreement and Authorization to Debit with ADP dated 8/8/97

Technology licenses -

     Picospan license from Whole Earth Lectronic Link  7/1/97
     Discussions 1.5 license from Well Engaged 2/25/99
     sendmail (freeware)
     mail.local (freeware)
     qpopper (freeware
     imapd   (freeware)
     comsat   (freeware)
     Berkeley Mail (freeware)
     fetchmail   (freeware)
     pine     (freeware)
     ipine     (freeware)
     mail     (freeware)
     elm     (freeware)
     Zmail  licensed from vendor
     Netscape Communications and Commerce Servers (shrink wrap license) ImageClub Clip Art licensed from Adobe (shrinkwrap)

     NcFTPD  licensed from vendor (shrinkwrap)
     Solaris 2.5.1, licensed from Sun (shrink wrap)
     Unix version of PGP licensed from vendor (shrinkwrap)
     PC version of PGP (shareware)
     Access Watch license
     RBASE licensed from Microrim
     Filemaker licensed from vendor  (shrinkwrap)
     Desktop applications such as MsWord, Excel licensed from vendor
     (shrinkwrap)

Offer letters -
     Offer letter to Katherine Branstetter dated 10/2/98
     Offer letter to Cynthia Dyer-Bennett dated 11/11/98
     Offer letter to Thomas Gray dated 5/29/98
     Offer letter to Janis Mara dated 7/1/98
     Offer letter to Anthony Siino dated 5/15/98
     Offer letter to Pete Hanson dated 3/16/99

     Certain former employees and directors were promised lifetime complimentary accounts on The WELL. Gail Williams and Pete Hanson are current employee who are entitled to lifetime accounts. The total comprises 40 accounts, of which 12 are Sellers'.

2.14 Since the Balance Sheet Date (12/31/98)

     2/22/99   Engaged Price Waterhouse Coopers to conduct an audit of 1997-98
     2/22/99   Engaged Pisenti&Brinker, CPA's, to provide assistance in the audit Sublease, effective as of March 22, 1999, for approximately 424 sf of office space at 2320 Marinship Way, Sausalito, California; from Well Engaged LLC; and
     Consent to Sublease Agreement dated March 17, 1999
     Signed standard form offer letter with Pete Hanson March 16, 1999
     Will terminate Amazon.com Associates Agreement dated 9/29/98 immediately prior to Closing.

2.15(a) It is anticipated that extensions of time to file 1998 income tax return (federal and state) will be applied for on April 15, 1999.

2.15(b) County property taxes are not accrued; the forms are due on April 1, 1999 and payment is not due until August 1, 1999.

2.15(c)  None

2.17     *Atlantic Mutual Insurance Co., Policy No. 486-30-45-31
         Commercial Package covering Property, General Liability, Commercial
               Crime, with $5M Umbrella Liability
         *E-Risk Services, LLC Policy No. 90000175, for  Employment Practices
                          Liability

          *Republic Indemnity, Policy No. 031870-03, covering Worker's
                          Compensation
          *Lloyd's of London, Policy No. MC45735, Professional Liability policy

          *Note:  These policies are not assignable to Purchaser.

          State of Washington Unemployment Insurance Business ID#601-816-790 State of Colorado Unemployment Insurance Account No. 476306.00-8 State of California EDD Account No. 432-5719-5

2.18      West America Bank
          checking account no. 0506-358175
          One Harbor Drive
          Sausalito CA 94965
          Signatories:  John Hallett, Claudia Stroud

2.19      Interco liabilities as of 3/25/99

          Account receivable from Whole Earth Lectronic Link
          under the Billing + Services Agreement        $16,130


          Account payable to Well Engaged
          for rent (net of misc charges)                $ 3,780

          Account payable to Rosewood Stone Group
          for insurance from inception                  $   290


     Colocation Services Agreement with GST/Whole Earth Network, Inc.* dated 2/26/98 Billing and Services Agreement among The WELL, Whole Earth Lectronic Link, and
     GST/Whole Earth Network, Inc.* dated 2/18/98
     Picospan license from Whole Earth Lectronic Link  7/1/97
     Discussions 1.5 license from Well Engaged 2/25/99
     Sublease, effective as of March 22, 1999, for approximately 424 sf of office space at
     2320 Marinship Way, Sausalito, California; from Well Engaged LLC

                                   EXHIBIT C
                                   ---------

                         Buyer's Schedule of Exceptions


     Pursuant to Article Three of that certain Membership Interest Purchase Agreement dated March ___, 1999 (the "Agreement") between Salon Internet, Inc. (the "Company") and Whole Earth Lectronic Link, Inc. ("Whole Earth") and Bruce
R. Katz ("Katz," together with Whole Earth, the "Sellers"), the Buyer hereby delivers this Schedule of Exceptions (the "Schedule"). The section numbers in this Schedule correspond to the section numbers in the Agreement. Any information disclosed under any section in this Schedule is deemed to be disclosed and incorporated in any other section of this Schedule where such disclosure would be appropriate. Capitalized terms used in this Schedule, unless otherwise specified, have the meanings given them in the Agreement.

Section 3.1
-----------

The Company currently is qualified to do business in California, Massachusetts and New York. The Company employs one person working out of an office which is not leased by the Company in Washington, D.C. The Company employs ten people in New York City and leases office space in the building known as 1500 Broadway, in the Borough of Manhattan, City, County and State of New York.

Section 3.4
-----------

The Company's Shareholder and Optionholder List is attached hereto.
-------------------------------------------------------------------

The Company has issued warrants to purchase (1) 17,500 shares of Series A Preferred Stock, 23,734 shares of Series B Preferred Stock and up to 19,365 shares of Series C Preferred Stock to Imperial Bank, (2) 158,228 shares of Series B Preferred Stock to America Online ("AOL") and (3) up to 282,320, 62,738 and 94,106 shares of Common Stock to each of Adobe Ventures II, L.P., ASCII Ventures, L.P. and H&Q Salon Investors, L.P., respectively.

Pursuant to his employment agreement with the Company, Michael O'Donnell, the Company's President, has a right of first refusal to participate in certain future sales of equity securities by the Company to maintain his pro rata share of the Company's common stock prior to such offering. Mr. O'Donnell has waived this right in connection with the transactions contemplated by the Agreement.

Pursuant to the Rights Agreement, certain stockholders have rights to purchase certain future sales of equity securities by the Company to maintain their pro rata share of the Company's capital stock prior to such offering. Such rights are not applicable to the transactions contemplated by the Agreement.

The Company has engaged Daiwa Securities America Inc. to assist the Company in raising additional funding. The projections contained in the Private Placement Memorandum (the "PPM") assume that additional funding is obtained by the Company. No commitment for such funding exists as of the date hereof, there can be no assurance that such funding will be obtained, and the projections contained in the PPM are not likely to be achieved without such additional funding. The Company's failure to obtain such funding would have a material adverse affect on the Company's financial condition.

The Company and certain of the holders of the Company's Preferred Stock have entered into a Voting Agreement dated September 18, 1998 pursuant to which these holders agree to vote to elect certain designees of such holders.

Section 3.7
-----------

Borders has a license to reproduce Salon book and music reviews in any of its stores or electronically display reviews on its Web site.

Barnesandnoble.com has a license to reproduce Salon book and music reviews in any of its stores or electronically display reviews on its Web site.

The Company has an agreement with DrKoop.com pursuant to which the parties each provide the other with proprietary content.

Pursuant to an agreement (the "UFS Agreement"), United Features Syndicate ("UFS") has the worldwide right to syndicate the Company's proprietary content to print and online newspapers, and in return the Company receives fifty percent (50%) of the revenues that UFS receives from such syndication.

The Company has agreements with AOL and AltaVista whereby the Company pays these parties to publish the Company's proprietary content on their Web sites.

The Company has an agreement with Penguin Books pursuant to which the Company has agreed to author an anthology, using some content previously published by the Company.

The Company has an agreement with Random House/Villard pursuant to which the Company has agreed to author a book, using some content previously published by the Company.

The Company has written arrangements with C/Net, Netscape, Snap!, CNN, Go.com, WebTV, PointCast, Echostar and RocketBook whereby these vendors publish the Company's proprietary content on their respective Web sites or in their respective electronic information products and provide links to the Company's Web site without charge. The Company and the aforementioned third parties mutually agree on the content to be provided on such third parties' Web sites.

The Company is a party to a Membership and E-Commerce Systems Development Agreement dated August 14, 1998 with eMergingMedia, Inc., as amended by a letter agreement last signed August 15, 1998 (the "eMergingMedia Agreement"), pursuant to which eMergingMedia has agreed to perform certain e-commerce development services for the Company. Under the terms of the eMergingMedia Agreement, (i) eMergingMedia grants the Company a limited license with respect to certain eMergingMedia intellectual property used in the development process and (ii) the Company grants eMergingMedia a limited license with respect to certain intellectual property necessary for eMergingMedia to fulfill its obligations under the eMergingMedia Agreement.

From time to time, the Company publishes on its Web site the copyrighted works of third parties such as excerpts from copyrighted books, with the permission of the copyright owner(s), such as publishing houses, or otherwise in compliance with copyright laws including the `fair use' exception.

As part of its regular business, the Company engages freelance writers and artists as independent contractors, mostly pursuant to written agreements entered into in advance between the Company and each such party. Pursuant to these agreements, the Company has a perpetual, non-exclusive right to reproduce any content produced by the writer or artist within the scope of his or her agreement with the Company. All content published by the Company has been either produced by employees who have signed the Company's standard assignment of inventions agreement, freelance artists subject to written agreements described in the first sentence of this paragraph, or by freelance writers who generally are subject to the written agreements describe in the first sentence of this paragraph.

The Company currently pays approximately a 25% royalty fee to freelance writers and artists when the Company receives a license fee for a reprint of material in print publications. Such royalty fees totaled approximately $3,000 in the fiscal year ended March 31, 1998.

The Company uses commercially available third-party software to construct and present its Web site and for internal office applications.

Section 3.8
-----------

The Company is in violation of certain financial covenants under its Loan Agreement with Imperial Bank. With respect to such violations through November 30, 1998, the Company received a forebearance letter from Imperial Bank, and issued a warrant to Imperial Bank to purchase up to 19,365 shares of its Series C Preferred Stock.

Section 3.14
------------

In connection with the Company's Loan Agreement with Imperial Bank, Imperial received a security interest in all of the Company's intellectual property and certain capital equipment.

Section 3.15
------------

Series A Preferred Stock Purchase Agreement dated December 22, 1995, as amended August 2, 1996 and February 6, 1997.

Series B Preferred Stock Purchase Agreement dated November 28, 1997.

Series C Preferred Stock Purchase Agreement dated September 18, 1998.

First Amended and Restated Voting Agreement dated September 18, 1998.

Reference is made to the outstanding warrants listed in Section 3.4 of the Schedule of Exceptions.

Loan Agreement with Imperial Bank dated April 13, 1998.

Services Agreement with Jim Wickett dated August 2, 1998 (six month equity financing brokerage agreement)

Affiliate Agreement with barnesandnoble.com dated November 1, 1998.

Letter of Agreement with DrKoop.com dated January 26, 1999.

America Online Anchor Tenancy Agreement dated August 1, 1998

Alta Vista Content Agreement dated August 6, 1998

Penguin Putnam Inc. book publishing agreement dated April 15, 1998

Random House/Villard book publishing agreement dated October 16, 1998.

United Features Syndicate Agreement.

Odiorne Wilde Narraway and Partners Agency Agreement dated November 13, 1998.

Microsoft Corporation Expedia Promotion Agreement dated October 22, 1998.

Insertion Orders for more than $25,000:
1.  BBDO dated August 26, 1998 for $300,000
2.  Lowe Interactive dated June 1998 for $223,600
3.  US Access Bank dated September 23, 1998 for $54000
4.  Lexus dated September 28, 1998  for $225,000
5. Ford Motor Media The New Hollywood Sponsorship dated November 11, 1998 for $129,500
5.  Ford Motor Media Explorer dated  November 25, 1998 for $75,000
6.  Discover Brokerage dated  January 26, 1999 for $53,200

Lease agreement with TW Associates dated June 25, 1997 (lease for office space at 706 Mission Street, 2nd Floor, San Francisco, CA 94103).

Lease agreement with ZAPCO 1500 Investment dated March 1998 (lease for office space at 1500 Broadway, New York, NY 10036)

Agreements with Directors and Officers:
1.  Employment Agreement with Michael O'Donnell dated November 7, 1997.
2.  Common Stock Purchase Agreement with David Talbot dated July 5, 1995.
3.  Stock option agreements with Michael O'Donnell and David Talbot.
4. Employee inventions and confidentiality agreements with Messrs. O'Donnell and Talbot.
5. Agreement with James Rosenfield pursuant to which the Company pays Mr. Rosenfield Board fees and agreed to grant him an option to purchase 75,000 shares of common stock.

The Company has numerous ordinary course agreements with non-officer employees and consultants, including stock option agreements, inventions and confidentiality agreements, and freelance writer and artist consulting agreements.

The Company has entered into an Agency Agreement with Daiwa Securities America, Inc. to assist the Company in obtaining additional financing. Pursuant to this agreement, Daiwa will receive cash compensation and warrants to purchase Company stock based on the amount of financing Daiwa obtains for the Company.

Outstanding Accounts Receivable over $25,000: Borders owes the Company approximately $108,000, Andersen and Lembke owes the Company approximately $53,281, Empower Health Organization owes the Company approximately $75,000, Ford Motor Media owes the Company approximately $89,574,

Lowe & Partners owes the Company approximately $82,283, and Saatchi & Saatchi owes the Company approximately $60,520.

Outstanding Accounts Payable over $25,000: The Company owes AOL approximately $125,000, Accrue Software approximately $25,500, and Value Click approximately $51,000.

Section 3.16
------------

Since November 30, 1998, the Company has continued to use cash to finance operations in the ordinary course. Consequently, as of the Closing, the Company's financial condition has been materially adversely affected relative to its financial condition at November 30, 1998.

Section 3.17
------------

The Company's Vice President of Advertising Sales, Liza Parker, terminated her employment with the Company effective February 5, 1999.

Section 3.18
------------

The Company currently has a loan agreement with Imperial Bank for capital equipment and a line of credit based on the Company's accounts receivable. The outstanding balance on this loan as of January 28, 1999 is $575,652.

Section 3.20
------------

Employee benefits offered to employees include a 401(K) plan, health, dental and long-term disability insurance, and paid holidays and vacation time.

Section 3.22
------------

The Company currently has the following insurance: (i) property insurance in the coverage amount of $660,000; (ii) general liability insurance in the coverage amount of $2 million (other than Products-Completed Operations which is in the amount of $1 million) and umbrella insurance in the amount of $2 million; (iii) workers compensation insurance, and (iv) Errors and Omissions insurance for employees and freelance contractors in the amount of $5 million. The Company is investigating directors and officers insurance and key man life insurance on Michael O'Donnell and David Talbot.

Section 3.23
------------

Michael O'Donnell's employment with the Company is subject to an employment agreement.

                                   EXHIBIT D
                                   ---------

                              Form of Offer Letter

DATE

Name

ADDRESS

Dear (NAME),

     I am pleased to offer you a position with The Well as its [Executive Director], reporting to (SUPERVISOR). If you decide to join us, here's a summary of the compensation package:


     . You will receive a monthly salary of (MONTHLY SALARY), less applicable withholding, which will be paid semi-monthly in accordance with the The Well's normal payroll procedures.

     . You will be granted (NUMBER) employee incentive options, subject to approval from the company's Board of Directors. The options are in accordance with Salon Internet, Inc.'s stock option plan (4 year vesting).

As an employee of The Well, you are also eligible to receive certain employee benefits including those on the enclosed list below:

     . Health Care Insurance

     . Dental Insurance with Phoenix Home Life

     . Paid vacation and the standard Salon Paid Holiday program

     . 401K Investment Plan

     . Disability coverage through UNUM


Further details of the plan are available from Donna DeLuca (415-882-8755 or donna@salonmagazine.com)

If you choose to accept this offer, your employment with The Well will be voluntarily entered into and will be for no specified period. As a result, you will be free to resign at any time, for any reason or for no reason, as you deem appropriate. The Well will have a similar right and may conclude its employment relationship with you at any time, with or without cause.

For purposes of federal immigration law, you will be required to provide to The Well documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated.

In the event of any dispute or claim relating to or arising out of our employment relationship, this agreement, or the termination of our employment relationship (including, but not limited to, any claims of wrongful termination or age, sex, disability, race or other discrimination), you and The Well agree that all such disputes shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association in San Jose, California. However, we agree that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of Salon's trade secrets or proprietary information.

To indicate your acceptance of The Well's offer, please sign and date this letter in the space provided below and return it to me. A duplicate original is enclosed for your records. You will be required to sign a Employee Inventions and Proprietary Rights Assignment Agreement as a condition of your employment. This letter, along with any agreements relating to proprietary rights between you and The Well, set forth the terms of your employment with The Well's and supersede any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by a written agreement, signed by The Well and by you.

We look forward to working with you at The Well. Welcome aboard!

Sincerely,

The Well                              AGREED TO AND ACCEPTED


_____________________________         ____________________________
MICHAEL O'DONNELL                        NAME

                                   EXHIBIT E
                                   ---------

                         Form of Sellers' Legal Opinion

                                   EXHIBIT F
                                   ---------

                         Form of Buyer's Legal Opinion



  1. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Buyer has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted.

  2. The Buyer has all requisite corporate power to enter into the Agreement, the Escrow Agreement and the Rights Agreement (collectively, the "Agreements"), to sell the Shares and to carry out and perform its obligations under the terms thereof. The Agreements have been duly authorized by all necessary corporate action on the part of the Buyer and have been duly executed and delivered by the Buyer. The Agreements are valid and binding obligations of the Buyer, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors' rights.

  3. The authorized capital stock of the Buyer consists of 25,000,000 shares of Common Stock (the "Common Stock") and 20,435,000 shares of Preferred Stock, of which 5,017,500 have been designated Series A Preferred Stock; 5,017,500 have been designated Series A-1 Preferred Stock; 2,200,000 have been designated Series B Preferred Stock; 2,200,000 have been designated Series B-1 Preferred Stock; 3,000,000 have been designated Series C Preferred Stock and 3,000,000 have been designated Series C-1 Preferred Stock. Prior to the issuance of the Shares at the Closing there were issued and outstanding 791,667 shares of Common Stock, 5,000,000 shares of Series A Preferred Stock, 1,898,733 shares of Series B Preferred Stock and 1,330,798 shares of Series C Preferred Stock. All such issued and outstanding shares have been duly authorized and are validly issued, fully paid and nonassessable. The rights, preferences and privileges of, and restrictions on, the Shares are as stated in the Buyer's Articles of Incorporation, as amended (the "Articles"). To our knowledge, except as described or disclosed in the Agreements or in Exhibits thereto, there are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Buyer of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of its capital stock.

  4. The Shares, when issued in compliance with the provisions of the Agreement, will be duly authorized, validly issued, fully paid and nonassessable. Except as described or disclosed in the Agreements or in the Articles, the issuance of the Shares is not subject to any preemptive rights or, to our knowledge, rights of first refusal created by the Buyer. The shares of Common Stock issuable upon conversion of the Shares have been duly and validly reserved and are not subject to any preemptive rights or, to our knowledge, rights of first refusal created by the Buyer in its bylaws or in any material agreement and, upon conversion of the Shares in accordance with the Articles and cancellation of the Shares, will be duly authorized, validly issued, fully paid and nonassessable.

  5. Neither the execution, delivery or performance of the Agreement, nor the issuance of the Shares, nor the issuance of the Common Stock issuable upon conversion of the Shares, will violate any term of the Articles or the Buyer's bylaws; and, to our knowledge, such transactions will not, in any material respect, violate or conflict with or constitute a default under the provisions of any material agreement, judgment, decree or order binding upon the Buyer.

  6. To our knowledge, except as described or disclosed in the Agreement or in Exhibits thereto, no action, suit, proceeding or investigation is pending or threatened against the Buyer or its properties, which might have a material adverse effect on the Buyer's financial condition.

  7. All consents, approvals and authorizations of and filings with any federal or California governmental authority required on the part of the Buyer, if any, in connection with the valid execution and delivery of the Agreement or the consummation of the transactions contemplated thereby have been obtained or made, except, if required, filings to be made under the Securities Act of 1933, as amended, and the California Corporate Securities Law of 1968, as amended, after the sale of the Shares.

  8. Subject to the accuracy of your representations and warranties set forth in Section 2 of the Agreement, the offer and sale of the Shares in conformity with the terms of the Agreement are in compliance with or exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.